UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2012

Citizens Republic Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33063	38-2378932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan		48502
(Address of Principal Executive Offices)		(Zip Code)

(810) 766-7500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 25, 2012, Citizens Republic Bancorp, Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2012 and certain other information. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), the attached press release furnished herewith presents non-GAAP financial measures such as tangible equity to tangible assets ratio, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax pre-provision profit, net interest margin, the efficiency ratio, and adjusted earnings per share. Citizens believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of Citizens, its business and performance trends, and such measures help facilitate performance comparisons with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. To mitigate these limitations, Citizens has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that Citizens’ performance is properly reflected to facilitate consistent period-to-period comparisons. Although Citizens believes the above non-GAAP financial measures disclosed in the attached release enhance investors’ understanding of its business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

Tangible Equity, Tangible Common Equity and Tier 1 Common Equity Ratios (non-GAAP financial measures)

Citizens believes the exclusion of goodwill and other intangible assets to create “tangible assets” and “tangible equity” facilitates the comparison of results for ongoing business operations. Citizens’ management internally assesses the company’s performance based, in part, on these non-GAAP financial measures. The tangible common equity ratio and Tier 1 common equity ratio have become a focus of some investors and management believes that these ratios may assist investors in analyzing Citizens’ capital position absent the effects of intangible assets and preferred stock. Because tangible common equity and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures. Because analysts and banking regulators may assess Citizens’ capital adequacy using tangible common equity and Tier 1 common equity, Citizens believes that it is useful to provide investors the ability to assess its capital adequacy on the same basis. Tier 1 common equity is often expressed as a percentage of net risk-weighted assets. Under the risk-based capital framework, a bank’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weight assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (net risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity as shown in the Non-GAAP Reconciliation Table in the attached release. The amounts disclosed as net risk-weighted assets are calculated consistent with banking regulatory requirements.

Pre-Tax Pre-Provision Profit (non-GAAP financial measure)

Pre-tax pre-provision profit (“PTPP”), as defined by Citizens’ management represents total revenue (total net interest income and noninterest income) excluding any securities gains/losses, fair-value adjustments on loans held for sale, interest rate swaps, and bank owned life insurance, less noninterest expense excluding any goodwill impairment charges, credit writedowns, fair-value adjustments, merger costs, and special assessments. While certain of these items are an integral part of Citizens’ banking operations, in each case, the excluded items are items that management believes are particularly impacted by economic stress or significant changes in the credit cycle and are therefore likely to make it more difficult to understand our underlying performance trends and the ability of our banking operations to generate revenue. Net interest income, noninterest income and noninterest expense are all calculated in accordance with GAAP and are presented in the consolidated statement of operations. While noninterest income and noninterest expense are adjusted for the specific items listed above in the calculation of PTPP, these adjustments represent the excluded items in their entirety for each period presented to better facilitate period-to-period comparisons.

Viewed together with Citizens’ GAAP results, PTPP provides management, investors and others with a useful metric to evaluate and better understand trends in Citizens’ period-to-period earnings power and ability to generate capital to cover credit losses, in each case exclusive of the effects of economic stress and the credit cycle. As recent results for the banking industry demonstrate, loan charge-offs, related credit provision, and credit writedowns can vary significantly from period to period, making a measure that helps isolate the impact of credit costs on profitability all the more important to investors. The “Credit Quality” section of the attached release isolates the challenges and issues related to the credit quality of Citizens’ loan portfolio and their impact on Citizens’ earnings as reflected in the provision for loan losses.

A portion of the compensation awarded to Citizens’ Named Executive Officers and certain other management employees for their performance in 2011 and 2012 is measured against a PTPP performance target (as defined above) as Citizens believes that PTPP is a key measurement that helps keep revenue generation as a focus for its business and a particularly valuable measure during challenging credit cycles. Based on 2011 full year results, the total cash compensation award linked to PTPP was $0.8 million. Additionally, during 2011, approximately 186,500 shares of restricted stock were granted which have a two-year vesting period based partially on PTPP results and partially on net income. Based on 2012 full year results, the total potential cash compensation award linked to PTPP is $1.3 million, payable in early 2013. The grants are designed so that a portion of the compensation is based on net income while the remainder does not depend on management’s performance with regard to managing loan losses, securities impairments, and other asset impairments.

Like all non-GAAP metrics, PTPP’s usefulness is inherently limited. Because Citizens’ calculation of PTPP may differ from the calculation of similar measures used by other bank holding companies, PTPP should be used to determine and evaluate period-to-

period trends in Citizens’ performance and in comparison to Citizens’ loan charge-offs, related credit provision, and credit writedowns, rather than in comparison to non-GAAP metrics used by other companies. In addition, investors should bear in mind that income tax expense (benefit), the provision for loan losses, and the other items excluded from revenues and expenses in the PTPP calculation are recurring and integral expenses to Citizens’ banking operations, and that these expenses will still accrue under GAAP, thereby reducing GAAP earnings and, ultimately, shareholders’ equity.

Net Interest Margin and Efficiency Ratio (non-GAAP financial measures)

In accordance with industry standards, certain designated net interest income amounts are presented on a taxable equivalent basis, including the calculation of net interest margin and the efficiency ratio. Citizens believes the presentation of net interest margin on a taxable equivalent basis using a 35% effective tax rate allows comparability of net interest margin with industry peers by eliminating the effect of the differences in portfolios attributable to the proportion represented by both taxable and tax-exempt investments. See the Selected Quarterly Information Table, the Non-GAAP Reconciliation Table, and the Average Balances, Yields and Rates Table in the attached release for additional information.

Adjusted earnings per share (non-GAAP financial measures)

Adjusted earnings per share is a non-GAAP measure as it represents net income attributable to common shareholders adjusted for the impact of the tax benefit associated with restoring the deferred tax asset. Citizens believes that the exclusion of this non-recurring item provides useful information to investors as it facilitates better period-to-period comparisons. A quantitative reconciliation of adjusted net income attributable to common shareholders to GAAP net income attributable to shareholders is provided in the attached release.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01. Other Events

Announced Merger with FirstMerit Corporation

On September 13, 2012, FirstMerit Corporation (NASDAQ: FMER) and Citizens Republic Bancorp, Inc. announced that they have entered into a definitive agreement under which FirstMerit will acquire Citizens in a stock-for-stock transaction. The acquisition is subject to customary closing conditions, including receipt of regulatory approvals and approval by both companies’ shareholders. Regulatory applications have been filed with the Federal Reserve and the Office of the Comptroller of the Currency. The transaction is expected to close in the second quarter of 2013. Upon completion of the transaction, the combined company would have approximately $24 billion in assets, $19 billion in deposits, and 415 branches and loan production offices in five contiguous Midwest states.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between FirstMerit and Citizens, FirstMerit will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of FirstMerit and Citizens that also constitutes a prospectus of FirstMerit. FirstMerit and Citizens will deliver the joint proxy statement/prospectus to their respective shareholders. FirstMerit and Citizens urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstMerit’s website (www.firstmerit.com) under the heading “Investors” and then under the heading “Publications and Filings.” You may also obtain these documents, free of charge, from Citizens’ website (www.citizensbanking.com) under the tab “Investors” and then under the heading “Financial Documents” and then under the heading “SEC Filings.”

Participants in the Merger Solicitation

FirstMerit, Citizens, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from FirstMerit and Citizens shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of FirstMerit and Citizens shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about FirstMerit’s executive officers and directors in its definitive proxy statement filed with the SEC on March 8, 2012. You can find information about Citizens’ executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2012. Additional information about FirstMerit’s executive officers and directors and Citizens’ executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from FirstMerit and Citizens using the contact information above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Press Release, dated October 25, 2012.

The information furnished in this Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.

By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its:	General Counsel and Secretary

Date: October 25, 2012

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated October 25, 2012.